Exhibit 99

NACCO INDUSTRIES, INC. NORTH AMERICAN COAL CORPORATION 2018 ANNUAL REPORT

TRUSTED PARTNERS. INTEGRATED SOLUTIONS. Contents North American Coal Operations 1 Selected Financial and Operating Data 2 Letter to Stockholders 4 Form 10-K 11 Directors and Officers 106 Corporate Information Inside Back Cover

NACCO Industries, Inc.. OUR OPERATIONS We operate 9 surface coal mines and 18 aggregates quarries . We delivered 38 .5 million tons of coal and 35 .4 million cubic yards of limestone in 2018 . We operate more draglines than anyone else in the U .S . (over 40), and we have recently launched Mitigation Resources of North America to create and sell stream, wetland and species habitat credits . Cover, clockwise from top left: A Wirtgen© surface miner is used to extract coal at Camino Real Fuels’ Eagle Pass mine in Texas. u North American Mining operates a construction Bucyrus-Erie projects 8200 dragline . for White Rock Quarries in Miami-Dade County, Florida, to extract limestone aggregates for Florida to extract natural gas and u North oil. American Coal Royalty Company leases Ohio Utica reserves to Ascent Resources, which uses a drill rig America’s Tobaksákola mitigation u Mature site in hardwoods Webster County, flourish Mississippi along a tributary . of the Big Black River at Mitigation Resources of North

SELECTED FINANCIAL AND OPERATING DATA NACCO Industries, Inc. and Subsidiaries Year Ended December 31 2018 2017(1) 2016(1) 2015 2014(1) (In thousands, except per share data and share amounts) Operating Statement Data: Revenues $135,375 $104,778 $111,081 $147,998 $172,702 Operating profit (loss) $. 43,624 $32,814 $(1,659) $(3,727) $(94,486) Income (loss) from continuing operations $34,785 $28,463 $2,956 $2,273 $(56,850) Discontinued operations, net-of-tax(2) – 1,874 26,651 19,711 18,732 Net income (loss) $34,785 $30,337 $29,607 $21,984 $(38,118) Basic Earnings (Loss) per Share: Income (loss) from continuing operations $5.02 $4 17 $0 43 $0 32 $(7 42). Discontinued operations, net-of-tax(2) – 0 27 3 91 2 82 2 40 Basic earnings (loss) per share $5.02. $4 44 $4 34 $3 14 $(5 02). Diluted Earnings (Loss) per Share: Income (loss) from continuing operations $5.00 $4 14 $0 43 $0 32 $(7 42). Discontinued operations, net-of-tax(2) – 0 27 3 89 2 81 2 40 Diluted earnings (loss) per share $5 00 $4 41 $4 32 $3 13 $(5 02). Per Share and Share Data: Cash dividends $. 0.6600 $.0 .9775 $1 0650. $1 0450. $1 0225. Market value at December 31(3) $ . 33.. 90 $37 65. $90 55. $42 20. $59 36. Stockholders’ equity at December 31 $ . 36.22 $32 03. $32 50. $29 42. $29 23. Actual shares outstanding at December 31(4) 6.921 6 852. 6 779. 6 837. 7 236. Basic weighted average shares outstanding(4) 6.924 6 830. 6 818. 7 001. 7 590. Diluted weighted average shares outstanding(4) 6.960 6 873. 6 854. 7 022. 7 590. (1) During 2014, North American Coal recorded a non-cash, asset impairment charge of $105 .1 million . During 2016 and 2017, North American Coal recorded additional non-cash impairment charges of $17 .4 million and $1 .0 million, respectively . (2) On September 29, 2017, the Company spun off Hamilton Beach Brands Holding Company (HBBHC), a former wholly owned subsidiary . The results of operations of HBBHC are reflected as discontinued operations in the table above. (3) The 2017 values reflect the effect of the spin-off of HBBHC as a separate public company. (4) Share amounts in millions .

NACCO Industries, Inc..

	Year Ended December 31				
	2018	2017[1]	2016[1]	2015	2014[1]
	(In thousands, except employee data)				
Balance Sheet Data at December 31:					
Cash	**$ 85,257**	$ 101,600	$ 69,308	$ 35,701	$ 54,148
Total assets[3]	**$ 376,991**	$ 389,552	$ 668,021	$ 655,408	$ 770,520
Long-term debt	**$ 6,367**	$ 42,021	$ 94,295	$ 110,113	$ 137,978
Stockholders' equity	**$ 250,704**	$ 219,448	$ 220,293	$ 201,138	$ 211,474
Cash Flow Data:					
Provided by operating activities[5]	**$ 54,622**	$ 41,305	$ 93,935	$ 108,002	$ 19,799
Used for investing activities[5]	**$ (18,387)**	$ (15,005)	$ (9,817)	$ (8,291)	$ (74,934)
Consolidated Cash Flow before financing activities[5][6]	**$ 36,235**	$ 26,300	$ 84,118	$ 99,711	$ (55,135)
Provided by (used for) financing activities[5]	**$ (52,578)**	$ (2,306)	$ (55,710)	$(108,301)	$ 20,979
Other Data:					
Total employees at December 31[7]	**2,400**	2,300	3,600	3,600	4,000

(5) Includes both continuing operations and discontinued operations for all years presented.
(6) Cash Flow before financing activities is equal to net cash provided by operating activities less net cash used for investing activities.
(7) Includes employees from HBBHC from 2014 to 2016, Centennial Natural Resources for 2014 and the unconsolidated mines for all years presented.

	Year Ended December 31				
	2018	2017[1]	2016[1]	2015	2014[1]
	(In thousands)				
Calculation of Adjusted EBITDA from continuing operations[8]					
Net income (loss)	**$ 34,785**	$ 30,337	$ 29,607	$ 21,984	$ (38,118)
Discontinued operations, net of tax	**-**	(1,874)	(26,651)	(19,711)	(18,732)
Centennial long-lived asset impairment charge	**-**	982	17,443	-	105,119
Income tax provision (benefit)	**7,378**	639	(9,649)	(9,510)	(45,199)
Interest expense	**1,998**	3,440	4,318	4,962	6,062
Interest income	**(865)**	(222)	(196)	(418)	(827)
Depreciation, depletion and amortization expense	**14,683**	12,767	13,050	17,372	22,329
Adjusted EBITDA from continuing operations[8]	**$ 57,979**	$ 46,069	$ 27,922	$ 14,679	$ 30,634

(8) Adjusted EBITDA from continuing operations is provided solely as a supplemental disclosure with respect to operating results. Adjusted EBITDA from continuing operations does not represent net income, as defined by U.S. GAAP and should not be considered as a substitute for net income, or as an indicator of operating performance. NACCO defines Adjusted EBITDA from continuing operations as income from continuing operations before long-lived asset impairment charges and income taxes plus net interest expense and depreciation, depletion and amortization expense. Adjusted EBITDA from continuing operations is not a measurement under U.S. GAAP and is not necessarily comparable with similarly titled measures of other companies.

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TO OUR STOCKHOLDERS NACCO Industries, Inc ., the public parent company of The North American Coal Corporation, delivered solid profitability in 2018 of $34.8 million in income from continuing operations, a 22% increase over the prior year income of $28 .5 million . In September 2017, NACCO completed the spin-off of its housewares-related businesses . Since that time, we have been focused on preserving North American Coal’s existing long-term customer relationships and pursuing growth opportunities that leverage North American Coal’s core competencies . We are proud of our long-term customer relationships and our unique business model that provide customers with low-cost coal and aggregates while providing us with steady cash flow generation. North American Coal is not a typical mining company . It operates more like a service business . Most customer contracts are based on a “management fee” approach, whereby compensation includes reimbursement of all operating costs, plus a comparatively small but consistent fee based primarily on deliveries . Since we only receive fee compensation when customers take deliveries, the business model aligns our focus with customer objectives, helping customers achieve their desired results through reduced costs, improved quality and/or other specific objectives. Our unique business model forms partnerships with our customers that can last for decades . As an example, North American Coal’s Falkirk Mine began delivering coal to its customer in 1978, and Falkirk’s contract does not expire until 2045 . As highlighted by our new North American Coal website, www .nacoal .com, launched in 2018, a key focus of our business model is to provide Integrated Solutions for our customers . North American Coal operates coal mines that are exclusively dedicated to providing fuel for customer power plants or activated carbon facilities . North American Mining maintains and operates draglines that are an integral part of aggregate production at customer quarries . In recent years, we have expanded our scope of services to existing customers to include ash haulage and coal drying services, among others . Because our operations are We are proud of our long-term customer relationships and our unique business model

NACCO Industries, Inc.. adjacent to and integrated into our customers’ operations, the services we provide are integral to our customers’ success . Safety is our number-one priority at every mine site, every day and with every employee in mind . The National Mining Association ranks North American Coal as an industry leader in safety. We believe safety, efficiency and productivity form the basis for creating value for our customers . North American Coal designs and follows operating procedures that strengthen safety, empower employees and ensure full compliance with local, state and federal regulations . The result: customers have peace of mind knowing that North American Coal consistently runs a safe, cost-efficient operation. Left: the Falkirk A Kress Mine coal in truck North at of Dakota coal to delivers its customer’s 200 tons power be delivered plant. The to the coal plant will via silo the feed newly conveyor constructed pictured in A P&H the background 2800XP shovel . Right and : the a fleet evening of trucks at The work Coteau into Freedom Properties Mine Company’s in North Dakota. Surface Coal Mining North American Coal operates nine surface coal mines . These mines delivered 38 .5 million tons of coal in 2018, primarily under long-term contracts that generate predictable earnings and strong cash flow. Coal is surface mined in North Dakota, Texas, Mississippi, Louisiana and on the Navajo Nation in New Mexico . North American Coal’s mines supply coal primarily to power generation companies and, to a lesser extent, activated carbon facilities . Each mine delivers coal to its customer’s adjacent, or nearby, power plant, synfuels plant or activated carbon facility and is the exclusive supplier to its customer’s facility, with the exception of Camino Real Fuels Company (“Camino Real”) . Camino Real’s customer takes all coal produced by the mine, but also purchases additional coal from other suppliers . All but one of our coal mining locations operate pursuant to “management fee” contracts . Under these contracts, North American Coal is responsible for all mine operations while the customer is responsible for funding all mine operating costs and provides, or provides support for, all of the capital required to build and operate the mine . Because of the way these contracts are structured, NACCO does not consolidate the results of these operations in its financial statements. Instead, we report the pre-tax profits earned under these “management fee” contracts as “Earnings of unconsolidated mines” on the income statement . While we do not consolidate these entities, the selling, general and administrative expenses reported on the income statement include expenses to support both the consolidated and unconsolidated operations.

North American Coal is paid a "management fee" per ton of coal or heating unit (MMBtu) delivered. Each contract specifies the indices and mechanics by which fees change over time, generally in line with broad measures of U.S. inflation. This contract structure eliminates exposure to spot coal market price fluctuations. North American Coal's customers that operate under "management fee" contracts have the obligation to fund final mine reclamation activities. Under certain contracts, North American Coal holds the mine permit and is responsible for final mine reclamation activities and, to the extent North American Coal performs such final reclamation, it receives fee income for its services.

North American Coal and its customers are committed to excellence in environmental stewardship. Our permitting, mining and reclamation activities utilize state-of-the-art technology to ensure that activities comply with, or exceed, legal requirements. Reclamation work is performed concurrent with mining, with a commitment to excellence to return disturbed land to a productive natural state that is often better than pre-mining conditions.

Mississippi Lignite Mining Company ("MLMC") delivers coal to a power plant adjacent to the mine under a contract that runs through 2032. The MLMC contract is the Company's only coal contract in which North American Coal is responsible for all operating costs, capital requirements and final mine reclamation. Mining is a capital-intensive industry, and MLMC requires capital spending that can be significant in certain years to open new mine areas, secure land and coal for future mining and acquire replacement equipment. The contractual price received for coal sales adjusts monthly primarily based on changes in the level of established indices, which reflect general U.S. inflation rates, including cost components such as labor and diesel fuel. Profitability at MLMC is affected by three key components – customer demand for coal, changes in the indices that determine sales price and actual costs incurred.

North American Coal's management fee contract structure eliminates exposure to spot coal market price fluctuations

A continuous focus on driving down production costs and maximizing efficiency and operating capacity at mine locations benefits both customers and North American Coal, as fuel cost is the major driver for power plant dispatch. Increased power plant dispatch drives increased demand for coal by North American Coal's customers.



A Bucyrus-Erie 2570W dragline at The Coteau Properties Company's Freedom Mine is shown moving to a new mine area adjacent to Basin Electric Power Cooperative's Antelope Valley Power Station and Dakota Gasification Company's Great Plains Synfuels Plant.

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NACCO Industries, Inc..

We believe that the power plants we supply are generally younger and more efficient, with better environmental controls than most power plants that have closed in recent years. Many of our customers continue to invest in efficiency and environmental upgrades to their facilities. Because these power plants are competitive suppliers of electricity in their respective dispatch areas, we consider our surface coal mining operations to be well positioned relative to competitors, despite the challenges facing both the coal mining and electric generation industries.

Securing new coal mining opportunities is a strategic priority. During the last 10 years, North American Coal built five new coal mines and assumed operation of an existing mine for a new customer; a significant accomplishment in an industry in transition. A substantial percentage of the 2018 earnings of unconsolidated mines was derived from these mines. While the development of new coal-fired power plants is likely to be limited, we continue to pursue opportunities to assume operation of existing mines for new customers. We believe that the United States should adopt a domestic energy policy that balances affordability, energy needs and environmental responsibility. Coal must remain an integral part of the nation's total energy mix for the foreseeable future to allow the United States to remain competitive in the global economy. New domestic coal-fired power plants and greenfield coal mining opportunities for power generation are unlikely to occur without the adoption of a balanced energy policy in which coal continues to play a key role.



In Sumter County, Florida, a Bucyrus-Erie 770B dragline operated and maintained by North American Mining excavates limestone at the Center Hill quarry owned by CEMEX.

GROWTH OUTSIDE THE COAL INDUSTRY

North American Mining

North American Coal's North American Mining division serves as a platform for growth outside the coal industry by leveraging core mining capabilities that can be applied to the aggregates industry. North American Mining maintains and operates draglines and other equipment for sellers of aggregates under long-term contracts. By focusing on the mining aspects of customers' quarry operations, North American Mining creates value for its customers by improving mining productivity and efficiencies, allowing customers to focus on areas where they can add the most value – final processing and product sales.

North American Mining's current contracts primarily relate to maintaining and operating draglines and other equipment, providing a much more focused service to its customers than managing the operations of an entire coal mine. Since 2015, North American Mining has grown from serving two customers with seven quarries utilizing 10 draglines, to serving eight customers with 18 quarries utilizing 24 draglines and a rope shovel as of December 31, 2018. By the end of the first quarter of 2019, North American Mining is expected to expand its operations to 28 draglines.

North American Mining is also focused on expanding the scope of work it does for its customers, with the ability to offer a full range of Integrated Solutions related to mining. North American Coal is skilled in permitting, land and mineral acquisition, overburden removal, drilling and blasting, load and haul and operating

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other mining equipment, such as excavators, shovels, motor graders, conveyors and material handling systems . We believe our current and prospective customers could benefit from allowing North American Mining to leverage the skills obtained from the coal business to operate the majority of mining and extraction activities so they can focus on their strengths in processing and selling mined products . While North American Mining currently operates primarily in Florida, it is focused on expanding its footprint outside Florida and into mining materials other than limestone . North American Mining recently signed a contract to operate a dragline at a small sand and gravel operation near Richmond, Virginia, beginning in 2019, and continues to pursue other opportunities outside Florida . North American Mining operates under both “management fee” contracts and contracts that reflect a more traditional business model. North American Coal Royalty Company North American Coal Royalty Company derives income primarily from royalty-based lease payments under which the lessee makes payments based on its sales of natural gas and, to a lesser extent, oil and coal, extracted by third parties. Royalty income can fluctuate in response to a number of factors outside the Company’s control, including fluctuations in commodity prices and the availability of infrastructure, and the lessees’ willingness and ability to incur well-development and other operating costs. We experienced significant increases in royalty income in both 2017 and 2018 compared with prior years . We believe royalty income could increase in 2019, based on the number of gas wells being developed and operated by lessees to extract Ohio Utica shale oil and gas assets, and the expected continuing development of infrastructure in this area . Whether or not these increased levels of income continue depends on the factors noted above . North American Coal Royalty Company will continue to look for future opportunities to grow royalty income through expanded leasing of its oil and gas assets to third parties . Mitigation Resources of North America North American Coal is widely recognized for the quality of its work to remediate streams, wetlands and habitats disturbed by mining, often returning these areas to a condition better than pre-mining conditions . Through these environmental activities, North American Coal has gained substantial knowledge

NACCO Industries, Inc.. and skills that are well suited for restoration projects . In our pursuit of growth and to further leverage North American Coal’s core competencies, we formed Mitigation Resources of North America to offer tailored solutions to customers whose activities disturb streams, wetlands or species habitats . Mitigation Resources of North America creates and sells mitigation credits (known as mitigation banking) and provides services to those engaged in permittee-responsible mitigation . As a mitigation banker, Mitigation Resources of North America obtains sites with impaired streams, wetlands or species habitats and restores, enhances or preserves them, which results in the creation of mitigation credits that can be sold to offset disturbances of nearby ecologically at From The left Falkirk to right: Mining Chief Company’s Ironside, Falkirk a Marion Mine 8750 in North dragline from Dakota the works coal seam through below the. snow to remove overburden shines through the bald cypress u The along early the morning Yockanookany sun River, America’s preserved Yockanookany at Mitigation Mitigation Resources Bank of near North Kosciusko, Mississippi 2019 Texas. Reclamation u The Sabine Award Mining from Company The Railroad won the Division Commission for its of “Go Texas Native” Surface reclamation Mining & project Reclamation that reclaimed land back to its natural grassy state. similar streams, wetlands and/or habitats . In addition, permittee-responsible mitigation projects will allow Mitigation Resources of North America to utilize the Company’s “management fee” model to provide mitigation services to developers for individual mitigation projects . This business is in its early stages, but we believe there is a lot of opportunity for growth and success in this industry . Other Value-Added Services As part of our focus on providing Integrated Solutions and expanding the scope of our services, North American Coal provides a number of other value-added services for its customers . For example, facility . Bisti Fuels operates and maintains a sophisticated coal blending and handling facility, including an approximately 15-mile rail operation with two locomotives used to transport coal from the mine to the power plant . NoDak Energy Services, LLC operates and maintains a coal drying system, which improves the customer’s plant efficiency. A North American Coal affiliate is constructing, and will operate, a small solar power generation facility, selling the power to its customer, and several mines provide ash handling and ash management services for their customers. Further diversification can come from expanding the scope of services and providing services to additional customers .. Liquidity During 2018, we continued to maintain a strong balance sheet, ending the year with $85 .3 million of cash and $11 .0 million of debt . Due in part to our strong We are widely recognized for the quality of our work to remediate streams, wetlands and habitats financial position, North American Coal received a credit rating upgrade in 2018 from DBRS Limited, achieving an investment grade rating of BBB (low) with a stable trend . NACCO has paid dividends since 1956 and in 2018 paid a quarterly dividend of $0 .165 per share, which is equal to an annual rate of $0 .66 per share . In February 2018, NACCO’s Board of Directors approved a stock repurchase program that allows for the repurchase of up to $25 million of the Company’s outstanding Class A common stock . During 2018, we repurchased approximately 39,000 shares of our outstanding Class A common stock for $1 .3 million . Under previous repurchase programs, we repurchased approximately 1 .9 million shares of outstanding Class A common stock for $101 .7 million from 2011 through 2017 . Cash flow before financing activities was $36.2 million in 2018. We expect continued strong cash generation in 2019 and beyond. We will first focus on utilizing cash to support growth initiatives for both existing businesses and diversification opportunities that leverage core competencies, as well as to fund capital expenditures . Cash will also be used to maintain a conservative leverage ratio as high leverage introduces risks that are not consistent with our long-term strategy . We remain focused on increasing long-term shareholder value rather than on quarterly earnings or short-term stock price movement . We take a long-term view of our business, just as we believe in building long-term customer relationships . Our strong balance sheet, our stable cash flows from our long-term management-fee contracts, and our long-term shareholder base leave us well situated to pursue growth opportunities through a disciplined approach . While we will continue to pursue opportunities to add new coal mining operations, we believe the scale of that growth could be limited . North American Mining will continue to serve as a platform for pursuing non-coal mining projects, whether in aggregates or other minerals . Mitigation Resources of North America allows for growth outside mining, while our North American Coal Royalty Company also has potential for future growth . As I look forward to 2019 and beyond, I am excited about the great relationships we have built with existing customers and the potential to grow the business by further leveraging our strengths . I would like to thank all of our customers and vendors, as well as NACCO’s long-term stockholders for their continued trust and support . I would also like to thank all of the hard-working and committed employees who support our customers and growth initiatives . I remain confident in our ability to create shareholder value for many years to come. J.C. Butler, Jr. President and Chief Executive Officer, NACCO Industries, Inc. and The North American Coal Corporation This annual report to stockholders contains forward-looking statements. For a discussion of the factors that may cause the Company’s actual results to differ from these forward-looking statements, refer to page 39 in the attached Form 10-K.

DIRECTORS AND OFFICERS NACCO Industries, Inc. Directors: J.C. Butler, Jr. President and Chief Executive Officer, NACCO Industries, Inc. President and Chief Executive Officer, The North American Coal Corporation John S. Dalrymple Former Governor of the State of North Dakota John P. Jumper Retired Chief of Staff, United States Air Force Dennis W. LaBarre Retired Partner, Jones Day Timothy K. Light Retired Senior Vice President, American Electric Power Service Corporation Michael S. Miller Retired Managing Director, The Vanguard Group Richard de J. Osborne Retired Chairman and Chief Executive Officer, ASARCO Incorporated Alfred M. Rankin, Jr. Non-Executive Chairman, NACCO Industries, Inc. Chairman, President and Chief Executive Officer, Hyster-Yale Materials Handling, Inc. Non-Executive Chairman, Hamilton Beach Holdings Company Matthew M. Rankin President and Chief Executive Officer, Carlisle Residential Properties Britton T. Taplin Self employed (personal investments) David B. H. Williams Partner, Williams, Bax & Saltzman, P.C. Officers: J.C. Butler, Jr. President and Chief Executive Officer Elizabeth I. Loveman Vice President and Controller Thomas A. Maxwell Vice President – Financial Planning and Analysis and Treasurer John D. Neumann Vice President, General Counsel and Secretary Sarah E. Fry Associate General Counsel and Assistant Secretary Miles B. Haberer Associate General Counsel Jesse L. Adkins Associate Counsel and Assistant Secretary North American Coal Corporation Officers: J. C. Butler, Jr. President and Chief Executive Officer Carroll L. Dewing Vice President – Operations LaVern K. Lund Vice President – Business Development John D. Neumann Vice President, General Counsel and Secretary J. Patrick Sullivan, Jr. Vice President and Chief Financial Officer Harry B. Tipton, III Vice President – Engineering Eric A. Dale Treasurer and Senior Director, Financial Planning and Analysis John R. Pokorny Controller Sarah E. Fry Associate General Counsel and Assistant Secretary Miles B. Haberer Associate General Counsel, Assistant Secretary and President, North American Coal Royalty Company Jesse L. Adkins Associate Counsel and Assistant Secretary Andrew B. Hart Assistant Controller

CORPORATE INFORMATION

Annual Meeting
The Annual Meeting of Stockholders of NACCO Industries, Inc. will be held on May 8, 2019, at 11:00 a.m. at the corporate office located at:
5875 Landerbrook Drive, Cleveland, Ohio 44124

Form 10-K
Additional copies of the Company's Form 10-K filed with the Securities and Exchange Commission are available free of charge through NACCO Industries' website (**www.nacco.com**) or by request to:
Investor Relations
NACCO Industries, Inc.
5875 Landerbrook Drive, Suite 220
Cleveland, Ohio 44124
(440) 229-5130

Stock Transfer Agent and Registrar
Stockholder Correspondence:
Computershare
P.O. Box 505000
Louisville, KY 40233-5000

Overnight Correspondence:
Computershare
462 South 4th St., Suite 1600
Louisville, KY 40202

(800) 622-6757 (U.S., Canada and Puerto Rico)
(781) 575-4735 (International)

Legal Counsel
McDermott Will & Emery LLP
444 West Lake Street
Chicago, Illinois 60606

Independent Registered Public Accounting Firm
Ernst & Young LLP
950 Main Ave., Suite 1800
Cleveland, Ohio 44113

Stock Exchange Listing
The New York Stock Exchange
Symbol: NC

Investor Relations Contact
Investor questions may be addressed to:
Investor Relations
NACCO Industries, Inc.
5875 Landerbrook Drive, Suite 220
Cleveland, Ohio 44124
(440) 229-5130
E-mail: ir@naccoind.com

NACCO Industries Website
Additional information about NACCO Industries may be found at **www.nacco.com**. The Company considers this website to be one of the primary sources of information for investors and other interested parties.

North American Coal Website
Additional information about North American Coal may be found at **www.nacoal.com**.

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Environmental Benefits

This Annual Report on Form 10-K is printed using post-consumer waste recycled paper and vegetable-based inks.
By using this environmental paper, NACCO Industries, Inc. saved the following resources:

11 trees preserved for the future	31 lbs. waterborne waste not created	4,667 gal. wastewater flow saved	516 lbs. solid waste not generated	1,887 lbs. net greenhouse gases prevented	7,782,600 BTUs energy not consumed

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NACCO INDUSTRIES, INC. 5875 Landerbrook Drive, Suite 220 Cleveland, Ohio 44124 An Equal Opportunity Employer